Exhibit 10.39

THIRD LEASE AMENDMENT

THIS LEASE AMENDMENT dated                     , 2016 by and between CRYO-CELL INTERNATIONAL, INC., hereinafter referred to as “Tenant” and EJB BROOKER CREEK, LLC, hereinafter referred to as “Landlord”.

WHEREAS, Landlord and Tenant did make and execute a Lease Agreement dated April 21, 2004 as amended June 7, 2006 and June 18, 2013 for Premises totaling 17,600 square feet located at 700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida (the “Lease”).

NOW, THEREFORE, in consideration of the foregoing, Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Effective January 1, 2016, Tenant elects to extend the current Lease through December 31, 2018.

2.	The base rental rate for the extension period will be $16,133.33 per month plus applicable sales tax.

3.	Tenant hereby has one three (3) year renewal option, exercisable upon written notice to Landlord at least one hundred eighty (180) days prior to the expiration of the Lease term. Should the renewal option be exercised, the base rental rate for the renewal option shall be $17,600.00 per month and all other terms and conditions of this Lease shall remain in full force and effect.

4.	Landlord will provide a tenant improvement allowance in the amount of $10,000.00, to be used for carpet replacement within the Premises. Tenant will be responsible for all costs exceeding the $10,000.00 allowance.

5.	Except as hereby amended, the Lease remains unchanged and in full force and effect.

IN WITNESS THEREOF, the parties have caused this Agreement to be executed the day and year first written above.

WITNESS	TENANT: CRYO-CELL INTERNATIONAL, INC.

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LANDLORD: EJB BROOKER CREEK, LLC

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